Exhibit 99.1

Arden Group, Inc.
FOR IMMEDIATE RELEASE
SOUTHERN CALIFORNIA
CONTACT:	Patricia S. Betance
Assistant Secretary

TELEPHONE:	310/638-2842
NASDAQ/NMS-ARDNA

Arden Group, Inc. Announces Stock Purchase

LOS ANGELES, CA  April 5, 2011 – Arden Group, Inc. (Nasdaq–ARDNA) announced that it has purchased 90,098 shares of its Class A Common Stock in an unsolicited private transaction for an aggregate purchase price of approximately $6,684,371.

The remaining number of shares authorized by the Board of Directors for purchase, subsequent to the purchase of the 90,098 shares, is 132,806 shares.

Arden Group, Inc. is the parent company of Gelson’s Markets which operates eighteen full-service supermarkets in Southern California carrying both perishable and grocery products.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842
2020 South Central Avenue, Compton, California 90220 FAX: (310) 631-0950